Exhibit 10.3

STOCK PURCHASE AGREEMENT

BY AND BETWEEN

DALRADA FINANCIAL CORPORATION

And

LIKIDO LIMITED (HQ)

And

LIKIDO SELLING SHAREHOLDER

THIS STOCK PURCHASE AGREEMENT, (the “Agreement”) is made as of the ___6th_ day of December, 2019, (the “Effective Date”), by and between DALRADA PRECISION CORP., a California corporation which maintains a business address at 600 La Terraza Blvd., Escondido, California (herein the “ “Purchaser”) and DALRADA FINANCIAL CORPORATION, a Delaware corporation, and the one hundred percent parent company of Purchaser, which maintains a business address at 600 La Terraza Blvd., Escondido, California, (herein “DFCO”) and LIKIDO LIMITED (HQ), a United Kingdom company, which maintains an address at Edinburgh Centre For Carbon Innovation, High School Yards, Infirmary Street, Edinburgh EH1 1LZ, (herein the “Company”); and STUART COX an individual who maintains an address at Edinburgh Centre For Carbon Innovation, High School Yards, Infirmary Street, Edinburgh EH1 1LZ , (herein the “Selling Shareholder”) whose number of shares owned and percentage of ownership are more specifically set forth on Schedule A to this Agreement, which is thereby made a material part of this Agreement as if stated in full herein. All of the above parties are from time to time referred to herein singularly as a “Party” and jointly as the “Parties.”

WHEREAS, the Company has total authorized common shares in the amount of 100, (the “Authorized Shares”); and

WHEREAS FURTHER, the Company has issued a total of 100 common equity shares, all to the Selling Shareholder as set forth on Schedule A, (the “Issued Shares” and/or “Shareholder Shares”); all of which are free of any liens and encumbrances of any type or kind; and

WHEREAS FURTHER, Selling Shareholder wishes to sell to the Purchaser 100% of his Shareholder Shares as set forth on Schedule A; and Purchaser is desirous of acquiring 100% of the Selling Shareholder’ Shareholder Shares as set forth on Exhibit A, all pursuant to the terms, covenants and conditions contained in the Agreement; and

NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

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1. Stock Sale And Purchase

1.1 Subject to and upon the terms and conditions of this Agreement, the Selling Shareholder hereby agrees to sell and transfer to Purchaser, and Purchaser hereby purchases from the Selling Shareholder, one hundred percent (100%) of the Issued Shares.

2. Consideration For Transfer

2.1 On the Closing Date, as later defined herein below, the Selling Shareholder shall deliver to Purchaser duly endorsed share certificates for all of the outstanding Shareholder Shares held in the name of the Selling Shareholder. As consideration for the transfer and delivery of 100% of the issued and outstanding common shares of the Company, Purchaser shall deliver the following consideration to the Selling Shareholder and Company:

2.2 Equity Shares DFCO

a)	On Closing, Stuart Cox will receive Six Million One Hundred Eighteen Thousand (6,118,000) common equity shares, (the “Cox Purchase Shares”) of the Purchaser’s parent public company, DALRADA FINANCIAL CORPORATION, (“DFCO”).

b)	All of the Purchase Shares shall be subject to a Section 144 holding period of two (2) years from the date of issue, however, DFCO is in the process of preparing and filing a Form S-1 Registration Statement with the US Securities and Exchange Commission which will result in all issued and outstanding shares of DFCO, including the Purchase Shares, becoming free trading. The approximate time for the S-1 Registration Statement to become effective will be within 180 days from the Effective Date.

2.3 Stuart Cox – Salary – Consulting.

a)	Stuart Cox will receive, for a guaranteed period of thirty-six (36) months from the Effective Date, an annual UK salary (the “Cox Salary”) of Sixty Thousand Pounds, (60,000), to be paid monthly or bi-weekly at the discretion of Mr. Cox, (the “Guaranteed Salary”). The specific terms and conditions of Mr. Cox’s employment will be as specified in the Likido Employee Handbook.

b)	In addition to Mr. Cox’s Guaranteed Salary, Stuart Cox will receive, for a guaranteed period of thirty-six (36) months from the Effective Date, a consulting agreement (the “Consulting Agreement”) from Purchaser which will specify compensation to Mr. Cox of Sixty Thousand Pounds, (60,000) during the term of the Consulting Agreement.

2.4 Monthly Payments To Likido.

a)	Heat Pump Purchaser will fund Likido the sum of Twelve Thousand Five Hundred Dollars, (US$12,500) per week for a six-month time period with the first payment commenting on the Closing Date. The payments will be used for Heat Pump development and generation of sales of the Heat Pump. The Parties acknowledge that the total Inward Funding required for the above project will be Three Hundred Thousand Dollars, (US$300,000).

b)	Rental Of Plant Facilities Purchaser will fund Likido the sum of Twelve Thousand Five Hundred Dollars, (US$12,500) per week for a six-month time period with the first payment commenting on the Closing Date. The payments will be used for to lease Unit 2 and Unit 9 at Loanhead to be used for CBD module production and Dalrada Precision Machine shop. The Parties acknowledge that the total Inward Funding required for the above project will be Three Hundred Thousand Dollars, (US$300,000).

c)	For clarity, the Parties further acknowledge and agree that the CBD Extraction Plant and Vert rotor development cost are in addition to any cost referenced or advanced in this Section 2.

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2.5 Payments To Lenila Cox Purchaser shall pay the total sum of US$50,000 to Ms. Lenila Cox in five equal monthly payments with the first payment commencing 30 days after the Effective Date.

2.6 Regional Assistance Scottish Enterprise Under Purchasers management, Likido will use its best efforts to obtain Matched Inward investment funding from the Scottish Investment Bank and Scottish Enterprise related to the Inward Funding referenced above in paragraphs 2.4 (a) and (b).

2.7 In addition to the payment of the Purchase Price, the Purchaser shall use its best efforts to provide additional investment in to Likido by means of its third-party financial resources, (the “Growth Funding”). The Growth Funding shall be used by the Company for general operating obligations; expansion of the Company’s business by organic growth; and/or acquisition and merger; and/or generation of strategic partnerships on a global basis. All amounts of Growth Funding to be raised and its specific uses by the Company at the time it is raised, shall be determine by to Board of Directors of the Company.

3. Closing Date

3.1 The Closing and Closing Date shall be held at a time and place of mutual agreement of the Parties on , 2019, or a later date mutually agreed upon in writing by the Parties however, no later than 11th December, 2019, (the “Closing” and “Closing Date” respectively).

4. Company Assets

4.1 The Company and Selling Shareholder hereby represent and warrant that all of the assets of the Company which are being acquired by Purchaser are set forth on Schedule 4.1, which is thereby made a material part of this Agreement as if stated in full herein, (the “Assets”).

4.2 The Parties further agree that pursuant to the terms, covenants and conditions of this Agreement, Purchaser is acquiring all of the Assets with the exception of those set forth on Schedule 4.2 of this Agreement, and which is thereby made a material part of this Agreement as if stated in full herein, (the “Excluded Assets”).

5. Company Liabilities

5.1 The Company and Selling Shareholder hereby represent and warrant that all of the financial, contractual and any and all other types and kinds of liabilities of the Company are set forth on Schedule 5.1 which is thereby made a material part of this Agreement as if stated in full herein, (the “Company Liabilities”); and

5.2 The Parties further agree that pursuant to the terms, covenants and conditions of this Agreement, Purchaser is acquiring all of the Company Liabilities with the exception of those set forth on Schedule 5.2 of this Agreement, and which is thereby made a material part of this Agreement as if stated in full herein, (the “Excluded Liabilities”).

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6. Representations And Warranties Of The Company And The Selling Shareholder

The Company and the Selling Shareholder, jointly and severally, represent and warrant to the Purchaser as of the Effective Date hereof (which representations and warranties shall survive the Closing as provided for in paragraph 10.1) as follows:

6.1	Shareholder Matters

6.1.1	Good Title

The Selling Shareholder owns 100 (100%) Issued Shares of the Company’s common stock, no par value, which represents all of the issued and outstanding capital stock of the Company. Such Issued Shares are owned free and clear of any lien, encumbrance, adverse claim, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws), preemptive right, option or other right to purchase, and upon the consummation of the sale of such Issued Shares as contemplated hereby, the Purchaser will have good title to such Issued Shares, free and clear of any lien, encumbrance, adverse claim, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws), preemptive right, option or other right to purchase.

6.1.2	Authority

The Selling Shareholder has all requisite power, right and authority to enter into this Agreement and the documents contemplated hereby (the “Transaction Documents”) to which he is a party, to consummate the transactions contemplated hereby and thereby, and to sell and transfer the Shares without the consent or approval of any other person, corporation, partnership, joint venture, organization, other entity or governmental or regulatory authority (“Person”). The Selling Shareholder has taken, or will take prior to the Closing, all actions necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents.

6.1.3	Enforceability

This Agreement has been, and the other Transaction Documents to which the Selling Shareholder is a party on the Closing Date will be, duly executed and delivered by the Selling Shareholder, and this Agreement is, and each of the other Transaction Documents to which he is a party on the Closing will be, the legal, valid and binding obligation of the Selling Shareholder, enforceable against the Selling Shareholder in accordance with their terms.

6.1.4	No Approvals or Notices Required; No Conflicts

The execution, delivery and performance of this Agreement and the other Transaction Documents by the Selling Shareholder, and the consummation of the transactions contemplated hereby and thereby, will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of any law, judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to the Selling Shareholder, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject, or (d) result in the creation of any lien or encumbrance upon the assets of the Shareholder, or upon the Shares or other securities of the Company.

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6.1.5	Securities Law Representations and Warranties

(a)	Purchaser Shares Acquired Entirely for Own Account

The Purchaser Shares which Purchaser will transfer to the Selling Shareholder as part of the Purchase Price, will be acquired for the Selling Shareholder’ own account, not as a nominee or agent, and not with a view to distributing all or any part thereof. The Selling Shareholder has no present intention of selling, granting any participation in or otherwise distributing any of the Purchaser Shares in a manner contrary to U.S. Securities Laws (the “Act”) or any applicable state securities law. The Selling Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person with respect to any of the Purchaser Shares.

(b)	Due Diligence

The Selling Shareholder has been solely responsible for their own due diligence investigation of the Purchaser and its business, and their analysis of the merits and risks of the acceptance of the Purchaser Shares pursuant to this Agreement, and are not relying on anyone else’s analysis or investigation of the Purchaser, its business or the merits and risks of the acceptance of the Purchaser Shares other than professional advisors employed specifically by the Selling Shareholder to assist the Selling Shareholder.

(c)	Access to Information

The Selling Shareholder believes he has been given access to full and complete information regarding the Purchaser, including, in particular, the current financial condition and lack of tangible assets of the Purchaser and the risks associated therewith, and has utilized such access to their satisfaction for the purpose of obtaining information about the Purchaser; particularly, the Selling Shareholder has either attended or been given reasonable opportunity to attend a meeting with the senior executives of the Purchaser, for the purpose of asking questions of, and receiving answers from, such persons concerning the terms and conditions of the issuance of the Purchaser Shares and to obtain any additional information, to the extent reasonably available, necessary to verify the accuracy of information provided to the Selling Shareholder about the Purchaser.

(d)	Sophistication

The Selling Shareholder, either alone or with the assistance of his professional advisor, are sophisticated investors, are able to fend for themselves in the transactions contemplated by this Agreement, and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment in the Purchaser Shares.

(e)	Suitability

The investment in the Purchaser Shares is suitable for the Selling Shareholder based upon his investment objectives and financial needs, and the Selling Shareholder have adequate net worth and means for providing for their current financial needs and contingencies and have no need for liquidity of investment with respect to the Purchaser Shares. The Selling Shareholder’ overall commitment to investments that are illiquid or not readily marketable is not disproportionate to their net worth, and investment in the Purchaser Shares will not cause such overall commitment to become excessive.

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(f)	Professional Advice

The Selling Shareholder has obtained, to the extent they deem necessary, their own professional advice with respect to the risks inherent in the investment in the Purchaser Shares, the condition of the Purchaser and the suitability of the investment in the Purchaser Shares in light of the Selling Shareholder’ financial condition and investment needs.

(g)	Ability to Bear Risk

The Selling Shareholder is in a financial position to hold the Purchaser Shares and are able to bear the economic risk and withstand a complete loss of their investment in the Common Stock.

(h)	Restricted Securities

The Selling Shareholder realizes that (a) the Purchaser Shares have not been registered under the Act, are characterized under the Act as “restricted securities” and, therefore, cannot be sold or transferred unless subsequently registered under the Act or an exemption from such registration is available, and (b) there is presently no public market for the Common Stock and the Selling Shareholder would most likely not be able to liquidate their investment in the event of an emergency or to pledge the Purchaser Shares as collateral security for loans. The Selling Shareholder’ financial condition is such that it is unlikely that the Selling Shareholder would need to dispose of any of the Purchaser Shares in the foreseeable future. In this connection, the Selling Shareholder represent that they are familiar with Rule 4A and Rule 144 of the Securities and Exchange Commission (the “SEC”), as presently in effect, and understand the resale limitations imposed thereby and by the Act.

6.2	Company Organization, Good Standing; Corporate Authority; Enforceability

6.2.1	Organization, Good Standing.

The Company is a corporation duly organized, validly existing and in good standing under the laws of the United Kingdom. The Company is duly qualified to do business and is in good standing in the territories where qualification is required due to (a) the Company’s ownership or lease of real or personal property for use in the operation of the Company’s business or (b) the nature of the business conducted by the Company. The Company has not at any time owned nor leased any real or personal property, or had any business, operations, obligations or liabilities under any assumed or fictitious names. The Company has all requisite power, right and authority to own, operate and lease its properties and assets, and to carry on its business as now conducted.

6.2.2	Corporate Authority

The Company has full corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and the Transaction Documents to which it is a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and the Transaction Documents to which the Company is a party, when executed and delivered by the Company, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

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6.3	Capitalization

(a) The authorized Issued Shares of the Company consists of 100 (_____) shares of common stock, without par value.

(b) The Issued Shares of the Company consists and as of the Closing will consist solely of _100 (______) shares of the Issued Shares, all of which are, and as of the Closing Date will be, held of record by the Selling Shareholder. All shares of the Issued Shares, that are issued and outstanding are, and as of the Closing Date will be, duly authorized, validly issued, fully paid and nonassessable, and issued in compliance with all applicable local and federal and foreign securities laws. Except for the Selling Shareholder, no Person holds any interest in any Shares.

(c) The Company is not subject to nor has it issued any rights of first refusal, preemptive rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the distribution, purchase or acquisition from the Company of the Issued Shares or other securities of the Company.

(d) The Company is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any Persons, that affects or relates to the voting or giving of written consents with respect to any securities of the Company or the voting by any director of the Company.

6.4	Subsidiaries and Affiliates

The Company has three wholly owned subsidiaries, with two in Hong Kong, and one in Malaysia as follows:

a)	_Likido Limited in Hong Kong
b)	_Likido Reactor Tech Limited in Hong Kong
c)	_Boulton & Watt in Malaysia

6.5	No Conflict

The execution, delivery and performance of this Agreement and/or the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby will not: (a) violate, conflict with, or result in any breach of, or constitute a default under, any provision of the Company’s formation charter or other operating documents; (b) violate, conflict with, result in any breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, any contract or judgment to which the Company is a party or by which it is bound or which relates to the Company’s business or assets; (c) result in the creation of any encumbrance, security interest, mortgage, lien, charge, option, license, adverse claim or restriction of any kind on any of the assets of the Company or upon any Shares or other securities of the Company; (d) violate any applicable law, statute, rule, ordinance or regulation of any governmental body; (e) give any party with rights under any contract, judgment or other restriction to which the Company is a party or by which it is bound, the right to terminate, modify or accelerate any rights, obligations or performance under such contract, judgment or restriction; (f) result in the creation of any lien or encumbrance upon the assets of the Company, or upon any Shares or other securities of the Company; or (g) invalidate or adversely affect any permit, license, authorization or status used in the conduct of the business of the Company.

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6.6	Consents and Approvals

No consent, approval or authorization of, or declaration, filing or registration with, any governmental body is required for the execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which it is a party or for the consummation by the Company of the transactions contemplated hereby and thereby and (b) no consent, approval or authorization of any third party is required for the execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby.

6.7	Financial Statements

The Company has provided, or will prior to the Closing Date, to the Purchaser unaudited financial statements and other financial information, including its most recent balance sheet (collectively, the “Financial Statements”). The Financial Statements were prepared from the books and records kept by the Company and fairly present the financial position, results of operations and changes in financial position of the Company, as of their respective dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied.

6.8	Absence of Undisclosed Liabilities

Other than those liabilities shown on Schedules 5.1 and 5.2 of this Agreement, the Company has no liabilities or obligations, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, except for liabilities (a) reflected or reserved against in the Most Recent Balance Sheet or (b) incurred in the ordinary course of business after the date of the Most Recent Balance Sheet and not material in amount, either individually or in the aggregate. The Company has not entered into or agreed to enter into any transaction, agreement or commitment, suffered the occurrence of any event or events or experienced any change in financial condition, business, results of operations or otherwise that, in the aggregate, has (i) interfered with the normal and usual operations of the business or business prospects of the Company or (ii) resulted, or could reasonably be expected to result, in a material adverse change in the business, assets, operations, prospects or condition (financial or otherwise) of the Company.

6.9	Taxes

(a) The Company has timely filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are correct and complete in all respects. The Company has paid all taxes and other assessments due. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company’s federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Most Recent Balance Sheet, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business. The Company has established, in accordance with generally accepted accounting principles or international financial standards applied on a basis consistent with that of preceding periods, and the Most Recent Balance Sheet reflects, adequate reserves for payment of all taxes, assessments and government changes that have accrued and have not been paid and are incurred in or attributable to taxable periods (or portions thereof) ending on or prior to the Closing Date. The Company has timely made all deposits required by law to be made with respect to employees’ withholding and other employment taxes. For purposes of this Agreement, the term “taxes” means all taxes, duties, charges, fees, levies, or other assessments imposed by any governmental body including income, gross receipts, value-added, excise, unemployment compensation, withholding, social security, personal property, privilege, real estate, sale, use, ad valorem, license, lease, service, severance, stamp, intangibles, transfer, payroll, employment, customs, duties, alternative, add-on minimum, estimated, and franchise taxes  (including any interest, penalties, or additions attributable to or imposed on or with respect to any such taxes, duties, charges, fees, levies or other assessments). For purposes of this Agreement, the term “tax return” means any return, declaration, report, claim for refund, or information return or statement relating to taxes, including any schedule or attachment thereto, and including any amendment thereof.

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6.10	Title to Property; Encumbrances

(a) The Company has good and marketable title to all of its properties and assets free and clear of any payment obligation to any third party or any other lien or encumbrance.

(b) The Company does not own any real property.

(c) With respect to properties and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of all liens, claims or encumbrances. The Company is not in default under any lease nor does the Company have knowledge of any event which, after notice or the passage of time or both, will or may constitute a default under any lease.

6.11	Environmental and Safety Matters

The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety.

6.12	Contracts

Schedule 6.12 contains a complete and accurate list of all contracts, agreements, arrangements and understandings oral or written, to which the Company is a party or by which the Company is bound, including, without limitation, all security agreements, intellectual property licenses and other license agreements, credit agreements, instruments relating to the borrowing of money, leases, rental agreements, purchase orders, sales orders and sale and distribution agreements (“Contracts”). The Contracts are valid, binding and enforceable in accordance with their terms against each party thereto and are in full force and effect; the Company has performed all obligations imposed on it thereunder. There are not, under any of the Contracts, any defaults or events of default on the part of the Company or, to the Company’s knowledge, any other party thereto. True and complete copies of each Contract will be delivered to the Purchaser upon request.

6.13	Claims and Legal Proceedings

There are no claims pending or, to the Company’s knowledge, threatened against the Company, before or by any governmental body or nongovernmental department, commission, board, bureau, agency or instrumentality or any other person. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party.

6.14	Labor Matters

There are no disputes, material employee grievances or material disciplinary actions pending or, to the Company’s knowledge, threatened between the Company and any employees of the Company (collectively, the “Employees”). The Company has complied in all respects with all provisions of all laws relating to the employment of labor and has no liability for any arrears of wages or taxes or penalties for failure to comply with any such laws. The Company has no knowledge of any organizational efforts presently being made or threatened by or on behalf of any labor union with respect to any Employees.

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6.15	Patents, Trademarks and Intellectual Property

(a) The Company has sufficient title and ownership or rights of all patents, trade names, trademarks, service marks, copyrights, net names, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted without any conflict with or infringement of the rights of others (the “Intellectual Property”). Schedule 6.15 is an accurate and complete list of all such registered Intellectual Property and applications for any of the foregoing, reflecting dates of filing or dates of issuance, if applicable.

(b) None of the Intellectual Property or the Company’s rights thereto are being infringed or otherwise violated by any person or entity.

(c) The use of the Intellectual Property by the Company in the operation of its business as now conducted or as proposed to be conducted does not infringe or otherwise violate any rights of any person or entity, and there is no pending or threatened claim, demand, cause of action, suit or proceeding, hearing or investigation (each a “Claim”) alleging any such infringement or violation. In addition, there is no pending or threatened claim alleging any defect in or invalidity, misuse or unenforceability of, or challenging the ownership or use of or the Company’s rights, with respect to any of the Intellectual Property and there is no basis for any such Claim. Furthermore, there is no other Claim made by any person or entity pertaining to the Intellectual Property. None of the Intellectual Property is subject to any judgement, order, award, writ, injunction or decree of any governmental body or arbitrator.

6.16	Licenses, Permits, Authorizations, etc.

The Company has received all governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign (“Permits”) related to the operation of the Company’s business. Schedule 6.16 contains a list of all Permits with expiration dates, if any. The Company is in compliance with the terms of all Permits, and all Permits are valid and in full force and effect, and no proceeding is pending or threatened, the object of which is to revoke, limit or otherwise affect any Permit. The Company has not received any notifications of any asserted failure to obtain any Permit.

6.17	Related Party Transactions

Schedule 6.17 is a complete and accurate list of all contracts or agreements, oral or written, between the Company and the Company’s directors, officers, Selling Shareholder, employees, agents, consultants, advisors, salespeople, sales representatives and distributors or dealers. No employee, officer, director or shareholder of the Company or member of his or her immediate family (together, “Related Parties”) is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to the Related Parties in the aggregate in excess of $500. No employee, officer or director of the Company has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company.

6.18	Corporate Books and Records

The Company has furnished to Purchaser true and complete copies of (a) its corporate formation documents, including all amendments thereto, (b) the minute books of the Company and (c) the stock transfer books of the Company. Such minutes reflect all meetings of the Company’s Selling Shareholder, Board of Directors and any committees thereof since the Company’s inception, and such minutes accurately reflect the events of and actions taken at such meetings. Such stock transfer books accurately reflect all issuances and transfers of shares of capital stock of the Company since its inception.

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6.19	Compliance With Laws

The Company is and has been in compliance with all laws, statutes, rules, ordinances and regulations promulgated by any governmental body and all judgments applicable to the operation of its business, to its employees or to its property. The Company has not received notice of any alleged violation (whether past or present and whether remedied or not), nor is the Company aware of any basis for any claim of any such violation, of any such law, statute, rule, ordinance, regulation or judgment.

6.20	Insurance

Schedule 6.20 is a complete list of all insurance policies maintained by the Company. The Company has maintained insurance protection in such coverage amounts and deductibles and against all liabilities, claims and risks against which it is customary for corporations engaged in the Company’s industry or a similar business similarly situated to insure.

6.21	Employee Plans

(a)	Schedule 6.21 contains a complete and accurate list of all employee benefit plans, funds, policies, programs, contracts, arrangements or practices of any kind, including any “employee benefit plan, and any employment, consulting or personal services contracts (i) sponsored, maintained or contributed to by the Company or to which the Company is a party, (ii) covering or benefiting any current or former officer, employee, agent, director or independent contractor of the Company (or any dependent or beneficiary of any such individual), or (iii) with respect to which the Company has (or could have) any obligation or liability (each, an “Employee Benefit Plan”). The terms of each Employee Benefit Plan permit the Company to amend or terminate such Employee Benefit Plan at any time and for any reason without penalty and without material liability or expense. None of the rights of the Company under any Employee Benefit Plan will be impaired in any way by this Agreement or the consummation of the transactions contemplated by this Agreement.

6.22	Full Disclosure

No information furnished by or on behalf of the Company to Purchaser or its representatives in connection with this Agreement or the transactions contemplated by this Agreement is false or misleading. In connection with such information and with this Agreement and the transactions contemplated hereby, the Company has not made any untrue statement of financial or material fact or omitted to state a fact necessary in order to make the statements made or information delivered, in the light of the circumstances under which they were made or delivered, not misleading.

6.23	Customers and Suppliers

There is no indication that any customer or supplier of the Company intends to terminate or modify its relationship with the Company, or that the consummation of the transactions contemplated by this Agreement and the Transaction Documents will adversely affect the post-Closing relationship of the Purchaser with any of the Company’s customers or suppliers.

6.24	No Broker

No broker, finder or other financial consultant has acted on behalf of the Company or the Selling Shareholder in connection with this Agreement. The Selling Shareholder shall indemnify and hold Purchaser harmless from any brokers, finders or other consultants fees or commissions incurred or accrued in connection with this Agreement or the transactions contemplated by this Agreement by the Company or the Selling Shareholder.

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7. Representations and Warranties of Buyer

The Purchaser represents and warrants to the Company and the Selling Shareholder as follows:

7.1	Organization, Good Standing.

7.1.1 The Purchaser is a United States public corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all requisite power and authority to own, operate and lease its assets and to carry on its business as it is now conducted.

7.2	Authority

7.2.1 The Purchaser has full power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery by the Purchaser of this Agreement and Transaction Documents to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized. This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, and the Transaction Documents to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

7.3	No Conflict

7.3.1 The execution, delivery and performance of this Agreement and/or the Transaction Documents by the Purchaser and the consummation of the transactions contemplated hereby or thereby by the Purchaser will not (a) violate, conflict with, or result in any breach of, any provision of the Purchaser’s articles of incorporation or bylaws; (b) violate, conflict with, result in any breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under any contract or judgment to which the Purchaser is a party or by which it is bound or (c) violate any applicable law, statute, rule, ordinance or regulation of any governmental body.

7.4	Filing Of SEC Registration Statement Form S-1. The Company will use all best efforts to have a SEC Registration Statement Form S-1 within Ninety (90) of the date of Close.

8. Company - Selling Shareholder Representations and Warranties

8.1 Representations The representations of the Company and the Selling Shareholder contained in Section 6 of this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

8.2 Compliance Of Covenants And Obligations The Company and the Selling Shareholder shall have duly performed and complied with all covenants and obligations contained in this Agreement or any other Transaction Document that are required to be performed or complied with by them on or before the Closing Date.

8.3 Corporate Resolutions The Purchaser shall have received copies of Company Resolutions by its Directors and Shareholder authorizing the transaction contemplated by this Agreement.

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8.4 Transfers All transfers of Permits and all approvals, applications or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby or for the continued operation of the Company shall have been obtained, and all waiting periods specified by law with respect thereto shall have passed. All such transfers and approvals shall be reasonably satisfactory in all respects to the Purchaser.

8.5 Resignations Purchaser shall have received the resignations of all officers and all but one directors of the Company, effective as of the Closing.

8.6 Delivery Executed Share Certificates Selling Shareholder shall have delivered to the Purchaser certificates representing the Issued Shares, duly endorsed for transfer on the Company’s books.

8.7 Transfer Financial Accounts Authority to act on behalf of the Company shall be transferred jointly to one representative of Purchaser and Seller respectively, in connection with all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts.

8.8 Termination Warrants – Options – Third Party Rights All options, warrants and other contractual rights to purchase capital stock of the Company shall have expired or been terminated.

8.9 Due Diligence The results of the Purchaser’s due diligence investigation of the Company and the Selling Shareholder as it relates to the Issued Shares shall be satisfactory in all respects to the Purchaser.

8.10 No Material Adverse Change From the Effective Date of this Agreement to the Closing Date, there shall not have been any material adverse change in (a) the business, operations, assets, liabilities, earnings, condition (financial or otherwise) or prospects of the Company or (b) with respect to the Shareholder and the Shares, and no material adverse change shall have occurred (or be threatened) in any domestic or foreign laws affecting the Company or in any third party contractual or other business relationships of the Company.

9. Further Actions

9.1  Upon the terms and subject to the conditions hereof, each of the parties shall use its best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby.

10. Survival And Indemnification

10.1 Survival All representations and warranties of the Company and the Selling Shareholder contained in this Agreement or in the Transaction Documents or in any certificate delivered pursuant hereto or thereto shall survive the Closing for a period of thirty-six (36) months after the Closing Date.

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10.2 Indemnification In General

(a) The Selling Shareholder shall indemnify, defend and hold harmless Purchaser and the Company from and against all claims, damages, losses, liabilities, costs, expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions and any damages or additional tax costs attributable to any reductions in any tax attributes of the Company for taxable periods after the Closing Date) (“Damages”) incurred by the Company prior to the Closing Date or resulting from:

(i) any breach by the Company or the Selling Shareholder of any representation or warranty in this Agreement or any Transaction Document;

(ii) any breach of any covenant, agreement or obligation of the Company or the Selling Shareholder contained in this Agreement or any Transaction Document;

(iii) any misrepresentation contained in any statement, certificate or schedule furnished by or on behalf of the Company or the Selling Shareholder pursuant to this Agreement, the Transaction Documents or in connection with the transactions contemplated thereby;

(iv) any federal and/or local income, sales, business and occupation, franchise, or other activity-based tax liabilities incurred by the Company on or prior to the Closing Date, and any taxes arising out of or resulting from the payment of the Purchase Price; or

(v) any claims or legal proceedings against the Company arising prior to the Closing Date.

(b) The Purchaser shall indemnify and hold the Selling Shareholder harmless from any and all Damages resulting from (i) any breach of any representation or warranty made by the Purchaser in this Agreement or in any Transaction Document and (ii) any breach by the Purchaser of any covenant, agreement or obligation of the Purchaser contained in this Agreement or any Transaction Document.

10.3	Claims for Indemnification

Whenever any claim shall arise for indemnification under Section 10 of this Agreement, the party seeking indemnification (the “Indemnified Party”) shall promptly notify the party from whom indemnification is sought (the “Indemnifying Party”) of the existence of the claim and, when known, the facts constituting the basis for such claim. In the event any such claim for indemnification is made resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising from such claim. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification without the prior written consent of the Indemnifying Party, which consent shall not unreasonably be withheld, unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification as provided in Section 13.4 of this Agreement.

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10.4	Defense by Indemnifying Party

In connection with any claim giving rise to indemnity resulting from or arising out of any claim or legal proceeding by a person or entity who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or resulting litigation within thirty (30) days after the date that notice of such claim is received from the Indemnified Party, (a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

10.5	Right of Setoff

Notwithstanding anything in this Agreement to the contrary, the Purchaser may set off any amount to which it may be entitled under Section 10 of the Agreement against amounts otherwise payable under this Agreement. The exercise of such right of setoff by the Purchaser, whether ultimately determined to be justified, will not constitute an event of default under this Agreement and will not constitute an election of remedies or limit the Purchaser in any manner in the enforcement of any other remedies that may be available to it in connection with this Agreement.

11. Miscellaneous

11.1	Assignment

No party may assign any of its rights or obligations hereunder without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

11.2	Arbitration

Any claims or disputes arising out of this Agreement which cannot be resolved amicably between the parties shall be settled by submission to the Scottish Arbitration Center for binding arbitration to be conducted in the city of Edinburgh. The arbitration shall be conducted by one arbitrator mutually agreed upon by the parties, or, if the parties cannot agree, chosen in accordance with the Scottish Arbitration Center rules, and resolution of the dispute by such arbitrator shall be binding and conclusive upon the parties. On prior leave of the arbitrator, the parties may engage in limited discovery, including limited depositions. Any award made pursuant to this Section 11.2 may be entered in and enforced by any court having jurisdiction, and the parties consent and commit themselves to the jurisdiction of the courts of Scotland as located in the city of Edinburgh for the purpose of the enforcement of any such award. The arbitrator shall award attorneys’ fees and costs to the substantially prevailing party. The fees of the arbitrator shall be borne equally by the parties except that, in the discretion of the arbitrator, any award may include a party’s share of such fees.

11.3	Entire Agreement

This Agreement embodies and constitutes the entire understanding among the parties with respect to the transactions contemplated by this Agreement, and all prior or contemporaneous agreements, understandings, representations and statements between the parties, oral or written, are merged into and superseded by this Agreement.

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11.4	Modification and Waiver

Neither this Agreement nor any of its provisions may be modified, amended, discharged or terminated except in writing signed by all parties to this Agreement. No failure of a party to insist upon strict performance by the other party of any of the terms and conditions of this Agreement shall constitute or be deemed to be a waiver of any such term or condition, or constitute an amendment or waiver of any such term or provision by course of performance, and each party, notwithstanding any failure to insist upon strict performance, shall have the right thereafter to insist upon strict performance by the other party of any and all of the terms and conditions of this Agreement.

11.5	Notices

Any notice required or permitted under this Agreement shall be in writing, and shall be delivered personally or sent by first class certified mail, or by air courier, postage or other charges prepaid, to the parties at the address first written above in this Agreement; or to such other address or addresses as the parties may from time to time specify in writing. Notice shall be provided by air courier and shall be deemed effective upon the earlier of actual delivery to the recipient or six days after the date on which such notice was delivered to the courier service. If notice is sent in any manner other than as provided by this Section 11.5, notice shall be deemed received when actually received by the party to whom the notice was delivered.

11.6	Governing Law; Severability

This Agreement shall be governed for all purposes by the laws of the United Kingdom as applicable in Scotland, applicable to agreements such as this one. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision contained in this Agreement and any present or future statute or law, ordinance or regulation or judicial ruling or governmental decision with the force of law contrary to which the parties have no legal right to contract, the latter shall prevail, but the provision of the Agreement which is affected shall be limited only to the extent necessary to bring it within the requirements of such law, ruling or decision without invalidating or affecting the remaining provisions of the Agreement.

11.7	Counterparts

This Agreement may be executed in counterparts, each of which shall be an original, but such documents shall constitute one and the same document.

11.8	Contract Interpretation

The parties acknowledge that they have caused this Agreement to be reviewed and approved by legal counsel of their own choice. This Agreement has been specifically negotiated, and any presumption that an ambiguity contained in this Agreement shall be construed against the party that caused this Agreement to be drafted shall not apply to the interpretation of this Agreement.

11.9	Other Parties

Nothing contained in this Agreement shall be construed as giving any person, firm, corporation or other entity, other than the parties to this Agreement and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any term or condition contained in this Agreement.

11.10	Incorporation by Reference

All attached exhibits and schedules are incorporated as terms of this Agreement by this reference.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective representatives hereunto authorized as of the day and year first above written.

THE COMPANY

LIKIDO LIMITED (HQ)

a United Kingdom Corporation

By: /x/ Stuart Cox_________________________

Stuart Cox

Its Authorized Officer

THE SELLLING SHAREHOLDER

By: /x/ Stuart Cox_________________________

Stuart Cox

THE PURCHASER

DALRADA PRECISION CORP.

By: /s/ Brian Bonar________________________

Brian Bonar

Its Authorized Officer

DALRADA FINANCIAL CORPORATION

By: /s/ Brian Bonar________________________

Brian Bonar

It Authorized Officer

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